Exhibit 10.1

EXECUTION VERSION

RETIREMENT AND GENERAL RELEASE AGREEMENT

THIS RETIREMENT AND GENERAL RELEASE AGREEMENT (the “Agreement”) is entered into as of the first date set forth on the signature page by and between Triangle Petroleum Corporation, a Delaware corporation (the “Company”), and Joseph B. Feiten (“Mr. Feiten”) (together the “Parties”).

RECITALS

WHEREAS, Mr. Feiten is currently employed by the Company pursuant to the terms of that certain Employment Agreement, dated May 18, 2012 (the “Employment Agreement”), between the Parties;

WHEREAS, the Parties wish to establish an agreement pursuant to which Mr. Feiten will retire from the Company at a future date in return for certain agreed upon consideration; and

WHEREAS, the Parties desire to resolve, fully and finally, all outstanding matters between them on the date of this Agreement, as of the date of Mr. Feiten’s retirement from the Company, and following Mr. Feiten’s subsequent consulting period with the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound, hereby agree as follows:

AGREEMENT

1.                                      MR. FEITEN’S RETIREMENT DATE.  Mr. Feiten agrees to retire as an officer and employee of the Company on, and his final day of active employment with the Company will be, December 10, 2013 (the “Retirement Date”).

2.                                      CONSIDERATION.

a.                                      In consideration of Mr. Feiten’s forbearance of any and all rights he may have under the Employment Agreement, as well as Mr. Feiten’s full waiver and release of all claims against the Company on the date hereof, on the Retirement Date, and following Mr. Feiten’s subsequent consulting period with the Company, and other terms and conditions herein, and provided that this Agreement has been executed by Mr. Feiten and returned to the Company by the twenty-second (22nd) day following the date of presentation hereof and has not been revoked by Mr. Feiten as of the Effective Date (as defined herein), and subject to the preconditions set forth below, the Company shall provide Mr. Feiten with the following payments and benefits (together the “Retirement Payments”):

(i)                                     continued employment through the Retirement Date at Mr. Feiten’s current base salary and benefits as of the date of this Agreement;

(ii)                                  on the Retirement Date, a payment equal to $75,000 in immediately available funds (the “Retirement Date Payment”), the acceptance of which shall establish conclusive evidence of Mr. Feiten’s actual and voluntary retirement from the Company;

(iii)                               annual consulting fees of $50,000 per year for the two year period following the Retirement Date (the “Consulting Period”) pursuant to the terms of a consulting agreement to be negotiated between the Parties in good faith (the “Consulting Agreement”) that will clearly establish Mr. Feiten’s status as a consultant, rather than an employee of the Company, during the Consulting Period; and

(iv)                              non-forfeiture of Mr. Feiten’s unvested equity grants, which shall maintain their original vesting schedules, through the Retirement Date and for so long as Mr. Feiten provides contracting services to the Company pursuant to the Consulting Agreement.

b.                                      Mr. Feiten agrees to execute an additional general release of claims on the Retirement Date as a precondition to (i) receiving the Retirement Date Payment and (ii) execution by the Company of the Consulting Agreement.  Mr. Feiten further agrees to execute an additional general release of claims on the final day of the Consulting Period.

c.                                       Mr. Feiten acknowledges and agrees that the Retirement Payments described above constitute consideration beyond that which he would otherwise be entitled to and, but for the mutual covenants set forth in this Agreement, the Company would not otherwise be obligated to provide.

d.                                      Except for the payments and benefits provided in Section 2(a) above, Mr. Feiten shall not be entitled to receive any other compensation or benefits from the Company or any of its officers, directors, employees, agents, insurance companies, subsidiaries, successors or assigns at any time.  Mr. Feiten acknowledges and agrees that the Retirement Payments shall be made to Mr. Feiten in lieu of any rights that Mr. Feiten may have under the Employment Agreement, and Mr. Feiten expressly disclaims any and all rights that he may have under the Employment Agreement.

e.                                       At the conclusion of the Consulting Period, if Mr. Feiten has provided consulting services to the Company in accordance with the terms of the Consulting Agreement and in a manner satisfactory to the Company, the Company may, in its sole discretion, accelerate and vest of all of Mr. Feiten’s remaining unvested equity grants.

f.                                        The “Effective Date” for purposes of this Agreement shall be the eighth (8th) calendar day following the date that Mr. Feiten signs and returns this Agreement to the Company, provided that Mr. Feiten does not revoke or attempt to revoke his acceptance of this Agreement prior to such date.

3.                                      MR. FEITEN’S RELEASE AND WAIVER.

a.                                      In consideration of the payments and benefits provided pursuant to Section 2(a) above, Mr. Feiten hereby forever releases and discharges TriNet Group, Inc., the Company, and their parents, affiliates, successors and assigns, as well as each of their past and present officers, directors, employees, agents, attorneys and stockholders (collectively, the “Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Mr. Feiten had, now has or may hereafter claim to have against the Released Parties arising out of or relating in any way to Mr. Feiten’s employment with, or resignation or termination from, the Company or otherwise relating to any of the Released Parties from the beginning of time to date Mr. Feiten signs this Agreement (the “Release”).  This Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes, ordinances and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended, the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Age Discrimination in Employment Act, as amended (“ADEA”), as amended, the Older Workers Benefit Protection Act, as amended, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act, as amended, Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, and the Colorado Anti-Discrimination Act, as amended; provided, however, that this Release does not waive, release or otherwise discharge any claim or cause of action that cannot legally be waived or any right Mr. Feiten may have to continued health benefits under COBRA.

b.                                      For the purpose of implementing a full and complete release, Mr. Feiten understands and agrees that this Agreement is intended to include all claims, if any, which Mr. Feiten may have and which he does not now know or suspect to exist in his favor against the Released Parties and this Agreement extinguishes those claims.  Accordingly, the Company expressly waives all rights afforded by any statute or regulation in any applicable jurisdiction restricting the release of unknown claims.

c.                                       This Agreement shall not prevent Mr. Feiten from filing a charge with the Equal Employment Opportunity Commission (or similar state or local agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state or local agency); provided, however, that Mr. Feiten acknowledges and agrees that any claims by Mr. Feiten for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) will be barred after the Effective Date.

4.                                      ADEA WAIVER.  Mr. Feiten understands that he is waiving his rights under the ADEA and thus:

a.                                      Mr. Feiten has been informed and understands and agrees that he has twenty-one (21) calendar days after receipt of this Agreement to consider whether to sign it, although Mr. Feiten may execute this Agreement prior to the expiration of twenty-one (21) calendar days, and, if Mr. Feiten does so, Mr. Feiten will be waiving the right to review the Agreement for the full twenty-one (21) days.

b.                                      Mr. Feiten has been informed and understands and agrees that he may revoke this Agreement at any time during the seven (7) calendar days after this Agreement is signed and returned to the Company, in which case none of the provisions of this Agreement will have any effect.  Mr. Feiten acknowledges and agrees that if he wishes to revoke this Agreement, he must do so in writing, and that such revocation must be signed by Mr. Feiten and received by the Director of Human Resources of the Company pursuant to Section 16 below no later than the seventh (7th) day after Mr. Feiten has signed the Agreement.  Mr. Feiten acknowledges and agrees that, in the event Mr. Feiten revokes the Agreement, he shall have no right to receive the Retirement Payments and other benefits provided herein.

c.                                       Mr. Feiten agrees that prior to signing this Agreement, he read and understood each and every provision of this Agreement.

d.                                      Mr. Feiten understands and agrees that he has been advised in this writing to consult with an attorney of his choice concerning the legal consequences of this Agreement, and Mr. Feiten hereby acknowledges that prior to signing this Agreement, he had the opportunity to consult with an attorney of his choosing regarding the effect of each and every provision of this Agreement.

e.                                       Mr. Feiten acknowledges and agrees that he knowingly and voluntarily entered into this Agreement with complete understanding of all relevant facts, and that he was neither fraudulently induced nor coerced to enter into this Agreement.

f.                                        Mr. Feiten understands that he is not waiving, releasing or otherwise discharging any claims under the ADEA that may arise after the date he signs this Agreement.

5.                                      CODE SECTION 409A COMPLIANCE. This Agreement and the payments provided for hereunder are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) as a “short-term deferral” within the meaning of Treasury Regulation Section 1.409A-1(b)(4)(i).  The parties hereto agree that in the event it is determined that this Agreement or any payment hereunder is subject to and not compliant with Code Section 409A, they shall negotiate in good faith to amend the Agreement to the extent possible to avoid the imposition of additional taxes under Section 409A of the Code.

6.                                      FURTHER ACKNOWLEDGMENTS AND AGREEMENTS.

a.                                      Mr. Feiten acknowledges that the Company is not entering into this Agreement because it believes that Mr. Feiten has any cognizable legal claim against the Released Parties.  If Mr. Feiten elects not to sign this Agreement, the fact that this

Agreement was offered will not be understood as an indication that the Released Parties believed Mr. Feiten was treated unlawfully in any respect or as an admission for any purpose.

b.                                      In order to protect the Company’s proprietary information and trade secrets, Mr. Feiten agrees that he will not, directly or indirectly, in any capacity, participate in the acquisition of, opine on the value of, describe the benefits or nature of, or otherwise discuss, describe or characterize, any leasehold acreage held by the Company on and prior the Retirement Date.

c.                                       Mr. Feiten represents and warrants that, no later than the Retirement Date, he will have returned to the Company all documents, data, records, equipment and other physical property that came into his possession during his employment and which was acquired from the Company, including, without limitation, any confidential or proprietary information of the Company.

7.                                      CONFIDENTIALITY:

a.                                      Mr. Feiten agrees that he will not, under any circumstances, use or disclose any of the Company’s confidential information, trade secrets, or financial, personnel, or client proprietary information, including, without limitation, any information of the Company concerning current or prospective projects, acreage and developments plans, which Mr. Feiten learned while employed by, or otherwise providing services to, the Company.

b.                                      Mr. Feiten agrees that he shall not discuss the terms of this Agreement with any person without the written consent of the Company or its successors and assigns, except with his legal and tax advisors and members of his immediate family (after advising them that this Agreement is confidential), or to the extent otherwise required by law.

8.                                      NON-DISPARAGEMENT.  Mr. Feiten agrees that he will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company, its products or services, and any of its present or former officers, directors, investors or employees.  The Parties understand and agree that this Section 8 is a material provision of this Agreement and that any breach of this Section 8 shall cause irreparable harm to the Company.

9.                                      REMEDIES.  If Mr. Feiten fails to comply with or otherwise breaches any of the promises, representations or releases in this Agreement, the Company may immediately stop any payments or benefits owing under this Agreement and may seek any additional relief or remedy as provided under applicable law, including injunctive relief.

10.                               GOVERNING LAW AND FORUM.  This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without reference to its choice of law rules.  Any disputes arising from or related to this Agreement shall be resolved in the Colorado state or federal courts.

11.                               SEVERABILITY.  If any court of competent jurisdiction determines that any of the covenants and agreements contained herein, or any part thereof, is unenforceable because of the character, duration or scope of such provision, such court shall have the power to sever such provision from this Agreement or reduce the duration or scope of such provision, as the case may be, and the remainder of this Agreement shall be enforceable to the maximum extent permitted by applicable law.

12.                               SUCCESSORS AND ASSIGNS.  Mr. Feiten agrees that this Agreement will be binding upon, and pass to the benefit of, the successors and assigns of the Company.

13.                               AMENDMENTS.  This Agreement may not be amended or modified other than by a written instrument signed by the Company and Mr. Feiten.

14.                               DESCRIPTIVE HEADINGS.  The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

15.                               COUNTERPARTS.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Facsimile and .pdf signatures will suffice as original signatures.

16.                               NOTICES.  Acceptance of this Agreement and all notices and other communications required or permitted to be given under this Agreement shall be: (i) sent via email to the address noted below (in which case shall be effective upon the date of email with printed confirmation of receipt); (ii) personally delivered (in which case will be effective upon the date such communication is delivered); or (iii) mailed by overnight, next day delivery express mail courier (in which case such communication shall be deemed to have been duly given upon the first (1st) day following the date of such mailing).

If to the Company:	Triangle Petroleum Corporation
1200 17th Street, Suite 2600
Denver, Colorado 80202
Attn: Director of Human Resources
Email: trosenthal@trianglepetroleum.com

If to Mr. Feiten:	At the most recent address on file with the Company.
Email:

17.                               ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between the Parties hereto, and neither Party shall be bound by any term or condition other than as expressly set forth or provided for in this Agreement.

[Signatures follow]

IN WITNESS WHEREOF, the Parties have executed this Retirement and General Release Agreement as of the first date set forth below.

TRIANGLE PETROLEUM CORPORATION		MR. FEITEN

By:	/s/ Jonathan Samuels	/s/ Joseph B. Feiten
Name:	Jonathan Samuels	Joseph B. Feiten
Its:	Chief Executive Officer

Date:	6/18/2013	Date:	6/18/2013